Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated July 11, 2014 of Vibe Ventures, Inc. for the period ending October 31, 2013, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: July 11, 2014

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David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN

46062 317-222-1416